04 April 2000

               PROFESSIONAL SERVICES and CONFIDENTIALITY AGREEMENT
                                     between
                                   Lexon, Inc.
                                        &
                          DIAGNOSTIC ONCOLOGY CRO, Inc.




                                     PARTIES

The parties to this Professional Services and Confidentiality Agreement are Lexon, Inc., a Delaware corporation, and its affiliates, subsidiaries and the like ("LEXON") with headquarters located in Tulsa, Oklahoma, and DIAGNOSTIC ONCOLOGY CRO, Inc. ("DOCRO"), a Delaware corporation, located in Seymour, Connecticut.



                                    PURPOSES

LEXON is engaged in the business of commercializing medical devices, in particular, reagents and in vitro diagnostic assays such as the assays for the EbafTM tumor marker used as an aid in the detection of colorectal cancer.

DOCRO is engaged in providing professional services to manufacturers of in vitro diagnostic medical device manufacturers, in particular, providing tactical and strategic clinical trial services in support of efforts to obtain federal regulatory approval for medical devices.

LEXON desires to have DOCRO assist with the review and analysis of existing technical and clinical data related to the EbafTM tumor marker assays in order for DOCRO to provide LEXON with written executive summary of a plan to gain clearance/approval from the United States Food and Drug Administration to commercialize an ebaf tumor marker immunoassay, and DOCRO is willing to do so.

In consideration of the mutual promises specified below, DOCRO offers to provide professional services to LEXON in accordance with the terms and conditions of this Agreement, which LEXON accepts.


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                                   DEFINITIONS


"Confidential & Proprietary Information" shall include any information owned by LEXON.

"DOCRO" shall mean the entity identified in the PARTIES section, including any entities affiliated with DOCRO, (or any purchaser of substantially all of DOCRO's assets), including but not limited to DOCRO's employees, agents, officers or principals, and, its contractors.

"FDA" shall mean the United States Food and Drug Administration, or other foreign or domestic judicial, governmental or regulatory bodies having jurisdiction over matters for which DOCRO is providing services under this Agreement.

"LEXON" shall mean the entity identified in the PARTIES section, including any entities affiliated with LEXON (or any purchaser of substantially all of LEXON's assets), including but not limited to LEXON's employees, agents, officers or principals, and, its contractors.



                              TERMS AND CONDITIONS

1.0 Services to be Provided by DOCRO

1.1. Review of Technical and Clinical Data Related to the EbafTM Tumor Marker Assays - DOCRO shall provide to LEXON assistance with the review and analysis of existing technical and clinical data related to the EbafTM tumor marker assys in order for DOCRO to provide LEXON with a written executive summary of a plan to gain clearance/approval from the United States Food and Drug Administration to commercialize an EbafTM tumor marker immunoassay.

1.2. The parties agree that DOCRO shall provide LEXON with its services under this Agreement on a non-exculsive basis. Subject to the limitations of this Agreement, DOCRO and LEXON may provide or obtain professional and advisory services to or from any third party.

1.3. Pursuant to the terms of this Agreement, DOCRO shall commence work immediately upon receipt of a fully executed original of this Agreement and any initial moneys set forth herein.


2.0 Term

2.1. The terms of this Agreement shall commence on 04 April 2000, and shall expire on 05 June 2000, but may be terminated at will by either party giving thirty (30) days written notice to the other. In the event of such termination, LEXOn's sole obligation to DOCRO shall be to pay DOCRO any fees and expenses for services either (i) rendered by the date of termination or (ii) at least partially  rendered  and  committed  by  DOCRO,  such  fees and  expenses  to be subtracted  from the  advance  payment  made by LEXON  pursuant  to Section  3.3 hereof.



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2.2.  This  termination  provision  shall not apply to the Section 3.0.  through
14.0., which shall survive in perpetuity.


3.0 Compensation & Reimbursement

3.1. DOCRO shall be compensation by LEXON at a rate of three hundred, twenty-five dollars (US$ 325.00) per hour for professional services rendered by DOCRO's President and Chief Executive Officer, Thomas F. Soriano, DOCRO's Vice President of Biostatistics and Clinical Affairs, Rober P. Thiel, Ph.D., or DOCRO's Vice President of Laboratory Operations, Steven P. Piccoli, Ph.D., under the provisions of this Agreement and this Section 3.0.

3.2. DOCRO shall bill LEXON monthly for services rendered and expenses incurred under this Agreement. LEXON shall reimburse DOCRO for services rendered and expenses incurred under the provision of this Agreement on a net fifteen (15) day basis, time commencing from submission to LEXON of invoice and statement of work completed or expenses incurred. If timely payment for invoiced fees is not made, in addition to other remedies, DOCRO may impose and LEXON shall pay, a late payment charge equal to one and one-half percent (1.5%) of the overdue amount each month.

3.3. DOCRO and LEXON will agree to an estimated maximum limit to fees (Fee Cap) of two thousand, six hundred dollars (US $ 2,600.00) based upon an estimate of a total of eight (8) billable hours required for the professional services described herein to be rendered by DOCRO's President and Chief Executive Officer, Thomas F. Soriano, DOCRO's Vice President of Biostatistics and Clinical Affairs, Dr. Robert P. Thiel, Ph.D., or DOCRO's Vice President of Laboratory Operations, Steve P. Piccoli, Ph.D. If in the performance of its obligations described herein DOCRO shall exceed the Fee Cap, DOCRO shall provide LEXON a written Project Extension Authorization (PEA) describing the new aspects or tasks required to complete the project. The Fee Cap shall not include any fees or expenses applicable to meetings with LEXON or its partners, or fees for follow-up or additional data requests from LEXON or any affiliate of LEXON. Fees and expenses for follow-up or additional data requests from LEXON or any affiliate of LEXON shall be billed to LEXON according to Section 3.0 of this Agreement.

3.4. DOCRO shall not initiate any work the cost of which shall exceed the Fee Cap prior to obtaining LEXON's written approval of a PEA. A PEA shall describe the aspects of the project to be performed by DOCRO, including a description of the specific personnel and other resources needed to perform the new tasks of the project, the time or schedule needed to complete such tasks, and a proposed schedule for project related payments. The Fee Cap shall be increased by the amount of any approved PEA.

3.5. DOCRO shall ensure that all charges are allocated accurately to the activity or project for which such charges were incurred, and are supported by documents. The nature and purpose of all invoice items shall be identified in the supporting documents.


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3.6. DOCRO shall be paid for reasonable and necessary business expenses that are incurred by DOCRO in the course of performing the obligations of this Agreement as described in this Agreement. Such costs may include, (but are not limited to), the following: computer research; laboratory expenses; legal expenses related to obtaining opinions or any other request by LEXON; long distance telephone and telefacsimile charges; postage, printing and courier charges; and travel expenses, (including the cost of transportation, meals and lodging). LEXON shall compensate DOCRO fully for all travel and living expenses which are agreed to in advance in writing by LEXON and are incurred for site visits to the premises of LEXON, any clinical investigator, any laboratory investigator, or any other location that may be requested or are required in order for DOCRO to fulfill its obligations described in this Agreement.


4.0 Confidential & Proprietary Information

4.1.  DOCRO and LEXON hereby agree with respect to  Confidential  &  Proprietary
Information: (1) DOCRO agrees to maintain the confidentiality of any Confidential & Proprietary Information disclosed by LEXON; (2) DOCRO agrees not to make any disclosure of LEXON's Confidential & Proprietary Information to any third party; (3) DOCRO agrees not to use Confidential & Proprietary Information except for the purpose contemplated in this Agreement, unless such further use is specifically authorized in writing by LEXON; (4) DOCRO agrees to protect LEXON's Confidential & Proprietary Information whether in storage or in use, with the same degree of care as is exercised to protect its own against public disclosure (but in no case with any less degree than reasonable care); and (5) DOCRO agrees not to disclosure LEXON's Confidential & Proprietary Information to any personnel other than those for whom such knowledge is essential for the purposes contemplated in this Agreement, and such disclosure to them shall be made only under conditions of strict confidentiality.

4.2. The obligations in this Article shall not apply to Confidential & Proprietary Information that DOCRO can show by previously existing documentation: (a) is in the public domain on the date of this Agreement; (b) comes into the public domain other than through DOCRO's fault or negligence; (c) is lawfully obtained from a third party with full rights of disclosure; (d) was already known to DOCRO at the date of receipt of the information pursuant to this Agreement; or (e) becomes known independently to DOCRO without making use of any of LEXON's Confidential & Proprietary information.

4.3. If this Agreement expires or is terminated, then DOCRO shall return promptly all Confidential & Proprietary Information, together with all copies thereof, except for the retention of one copy for archival purposes. Upon a written request, DOCRO shall provide an accounting for the disposition of all such documents or specimens, including a written certification attesting to return of all such confidential information. DOCRO shall return such items regardless of ny claims against LEXON.

4.4. No party shall make any press release or other public announcement concerning the existence, terms, or execution of this Agreement without prior written consent of the other party.


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


4.5. If a disclosure of Confidential & Proprietary Information prohibited by this Agreement is required specifically by law or by court order, DOCRO will notify LEXON of such required disclosure and, if so requested, will executed all necessary documents and provide all reasonable assistance necessary to defend LEXON's lawful right to prevent or limit such disclosure. DOCRO shall be entitled to reasonable compensation for assisting in such a defense.


5.0  Warranties & Certifications

5.1.  DOCRO  warrants  that  is  aware  of the  obligations  imposed  under  FDA regulations and guidelines and other governmental laws, regulations and guidelines which pertain to work DOCRO may perform under this Agreement. DOCRO warrants that it will conduct all work in full compliance with such laws, regulations and guidelines.

5.2. DOCRO certifies that neither the company, its affiliates, agents, contractors nor any of its employees are subject to disbarment under the Generic Drug Enforcement act, or have been disqualified, prohibited, suspended or otherwise restric6ted by the FDA or other governmental agency from performing its obligations under this Agreement.

5.3. DOCRO certifies that all of its employees, agents and contractors are bound by the provisions of this Agreement, that it has obtained written agreements from such employees and agents that are consistent with the provision of Section
4.0 of this Agreement, and that it will obtain written agreements from employees, agents and contractors who in the future will become associated with the project contemplated in this Agreement.

5.4. DOCRO represents and certifies to LEXON and that it is not restricted from performing its obligations under this Agreement by its obligations to other parties. DOCRO further represents and certifies that it will inform LEXON immediately of any circumstance that might impair the ability of the DOCRO to perform its obligations, including any actions that might result in FDA or other government agency action against DOCRO.

5.5.  LEXON  warrants  that it is aware of the  obligations  imposed  under  FDA regulations and guidelines and other governmental laws, regulations and guildlines which pertain to work DOCRO may perform under this Agreement. LEXON warrants that it will support DOCRO in conducting all work in full compliance with such laws, regualtipons and guildelines.

5.6. LEXON certifies that all of its employees, agents and contractors are bound by the provisions of this Agreement, that it has obtained written agreements from such employees and agents that are consistent with the provisions of
Section 4.0 of this Agreement, and that it will obtain written agreements from employees, agents and contractors who in the future will become associated with the project contemplated in this Agreement.

5.7. LEXON and DOCRO warrant that the signatories to this Agreement are authorized to execute this Agreement on behalf of the respective parties.



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6.0 Modification of Agreement

6.1. No waiver or modification of this Agreement shall be valid, nor shall it be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or related to this Agreement, unless such waiver or modification is in writing signed by authorized representative of both parties, particularly pointing out any provisions to be added, deleted, or modified.

6.2. Unless expressly approved by the waiving party in accordance with Section 6.1., the failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's rights to subsequently enforce and compel strict compliance with every provision of the Agreement. No waiver (express or implied) by either party of any breach of this Agreement shall constitute a waiver of any other or subsequent breach.


7.0 Assignment

     This Agreement shall be binding on and inure to the benefit of each party, its successors or assigns.


8.0 Independent Contractor Status

8.1. The business relationship between DOCRO and LEXON shall be that of independent contractors, and does not constitute a partnership, joint venture, agency or contract of employment.

8.2. No party shall have the authority to make any statements, representations or commitments of any kind, or to take any action that shall be binding on the other, except as provided for herein or authorized in writing by the parties to be bound.

8.3. DOCRO solely shall be responsible for provision of personnel, equipment, and supplies, and, subject to the terms of this Agreement, for payment of DOCRO's costs, suppliers, employees and contractors. In no case shall any party have the authority, or represent themselves as having the authority, to bind legally any other in contract, debt or otherwise.


9.0 Use of Third Party Service Providers

     DOCRO will obtain prior written approval from LEXON of any third party that DOCRO intends to use for any professional services provided to LEXON. LEXON on a reasonable basis may reject the use of any such external DOCRO, affiliate, agent or subcontractor.



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10.0 Notice

10.1. Any notice required under this Agreement shall be deemed given only upon receipt of any letter of instrument sent by certified mail, return receipt requested, postage prepaid by the sender, by overnight courier or by personal delivery, unless prior notice is tenured by the sender that a signed telefaxed response followed by confirmation by mail will satisfy the terms of this provision.

If to DOCRO:                                   If to LEXON:
------------                                   ------------
Thomas F. Soriano                              Thomas R. Coughlin, Jr.
President and Chief Executive Officer          Medical Director
DIAGNOSTIC ONCOLOGY CRO, Inc.                  Lexon, Inc.
73 Cogwheel Lane                               8908 South Yale Avenue, Suite 409
Seymour, CT 06483                              Tulsa, OK 74137

10.2. From time to time either party, by written notice to the other in accordance with this Section 11.0, may designate different or alternative addresses or manners of delivery that shall become the effective or alternative addresses, or manner of delivery, for such party or project as so designated.


11.0     Entire Understanding

       This Agreement contains the complete understanding between the parties and shall, as of the date of execution of this Agreement, supersede all other written or oral agreements between the parties concerning the subject matter of this Agreement.


12.0     Severability

       The terms of this Agreement are severable. If any term of this agreement is held invalid or unenforceable, the valid and enforceable portion of such term and the remaining provisions of this Agreement will remain in full force and effect. The remaining contract shall be interpreted consistently with the intent of the parties with respect to the entire Agreement when the contract was executed.


13.0     Dispute Resolution

13.1. DOCRO and LEXON agree that a breach or threat of breach of any obligation described under Section 4.0 necessarily will result in immediate, material and irreparable damages to the other. Thus, each party agrees that the appearance or threat of breach of Section 4.0 shall entitle a party to obtain, without bond, injunctive or equitable relief in any court of competent jurisdiction to enforce compliance with a party' obligations under that Section. Seeking or obtaining such relief shall not prohibit or limit other remedies to which a party may be entitled.



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13.2. Except when seeking  injunctive relief for the breach of obligations under
Section 4.0 any claims brought by the parties on mattes relating to or arising out this Agreement shall be first submitted to binding arbitration. The arbitration shall be conducted in the State of Connecticut, in conformance with the rules of the American Arbitration Association, or, if mutually agreed to by the parties, other rules of arbitration. Arbitration shall be conducted by three arbitrators. Each party shall appoint one arbitrator and the third shall be appointed jointly by parties' appointed arbitrators.

13.3. The confidentiality provisions of this Agreement shall not be enforceable with respect ot affecting a dispute resolution proceeding between the parties.

13.4. The parties agree that they will use their best efforts to resolve amicably any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgement upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Connecticut, or such other place as may be agreed upon mutually by the parties. Within on e (1) month after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within on (1) month of their appointment. The Arbitration Period shall not exceed three (3) months. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

13.5. With respect to all other provisions of this Agreement, this Agreement shall be governed by and construed in accordance with the law of the State of Connecticut, without consideration of choice of law. Any claims of actions by either party related to all provisions other than the confidentiality provisions of Section 4.0 shall be brought before any court of competent jurisdiction in the State of Connecticut.


14.0     Headings

       The headings contained in this Agreement are only for the convenience of the parties and are not to be construed as a substantive provision and will not in any manner affect the interpretation of this Agreement.




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The parties execute this Agreement in accordance with all of the above terms and conditions.


For Lexon ,Inc.:

By: /s/ THOMAS R. COUGHLIN                  Date: April 7, 2000
    ------------------------------                ----------------------
      Thomas R. Coughlin, Jr.
      Medical Director



For DIAGNOSTIC ONCOLOGY CRO, Inc.:

By: /s/ THOMAS F. SORIANO                   Date: Tuesday, 04 April 2000
    ------------------------------                ----------------------
      Thomas F. Soriano
      President and Chief Executive Officer

DIAGNOSTIC ONCOLOGY CRO, Inc.                73 Cogwheel Lane - Syemour CT 06483
Specialists in Oncology                Voice (203) 881-1032 - Fax (203) 881-1192
in Vitro Diagnostics                                   Page 01 of 02

                                                Tuesday, 18 April 2000

Thomas R. Coughlin, Jr. M.D.                 VIA FEDERAL EXPRESS
Medical Director
Lexon, Inc.                                  e-mail: thomas.coughlinjr@gte.net
8908 S. Yale Avenue, Suite 409               Telephone: 918-492-4125
Tulsa, OK 74137-3545                         Telefacsimile: 918-492-2560

                                  CONFIDENTIAL

RE: FOR EXECUTION - Project Extension Authorization to Existing Professional Services and Confidentiality Agreement (Effective Date: 04 April 2000; Expiration Date: 05 June 2000) - Extends DOCRO's Agreement an Additional 100 Billable Hours to 18 April 2001

Dear Thomas:

     I am pleased that Lexon, Inc.: ("LEXON") has decided to expand the scope of LEXON's current Professional Servies and Confidentiality Agreement ("PSCA") with Diagnostic Oncology CRO, Inc. ("DOCRO").

     According to the terms of our current PSCA (Effective Date: 04 April 2000; Expiration Date: 05 June 2000) LEXON and DOCRO now enter into a Project
Extension Authorization ("PEA") which expires on 18 April 2001. This PEA authorized DOCRO to provide to LEXON up to an additional one hundred (100) billable hours of professional services related to LEXON's business interests form today through 18 April 2001. DOCRO shall bill LEXON at a rate of three hundred, twenty-five dollars (US $325.00) per hour for services rendered. LEXON and DOCRO agree to a Fee Cap of thirty-two thousand, five hundred dollard (US $32,500.00) for this PEA.

     Any billable hours described herein and any additional expenses incurred by DOCRO (as described in Section 3.0 of the PSCA) shall be billed to LEXON on a net fifteen (15) day basis according to the terms of the PSCA. All other terms and conditions of the PSCA shall continue to apply to this PEA.

     Please indicate LEXON's accedptance of the terms of this PEA by countersigning in the place below both originals of this PEA. You may retain one original for LEXON's records and return the other original to my attention at the address shown above.

                                    Best regards,

                                           Thomas F. Soriano
                                           President and Chief Executive Officer


Accepted by: /s/ THOMAS COUGHLIN JR.                Date: April 20, 2000
            -------------------------                     ---------------
            Signature
            Thomas R. Coughlin, Jr. M.D. - Medical Director, Lexon, Inc.